                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-82105, 333-94863) of Resource Bancshares Mortgage Group, Inc. of our report dated February 7, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.






PRICEWATERHOUSECOOPERS LLP
Columbia, South Carolina
March 29, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-25613, 333-25611, 333-25885, 333-44289,
333-68909) of Resource Bancshares Mortgage Group, Inc. of our report dated February 7, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP
Columbia, South Carolina
March 29, 2000